     As filed with the Securities and Exchange Commission on March 12, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): March 12, 2001

                        EMMIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

           INDIANA                       0-23264                35-1542018
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

  ONE EMMIS PLAZA, 40 MONUMENT CIRCLE
      SUITE 700, INDIANAPOLIS, IN                                   46204
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (317) 266-0100

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                        Item 9: Regulation FD Disclosure

Emmis Communications Corporation ("Emmis") has included in this filing unaudited pro forma financial data as of and for the nine months ended November 30, 2000, for the year ended February 29, 2000 and for the twelve months ended November 30, 2000.

With the recent adoption by the Securities and Exchange Commission of Regulation FD, Emmis is making the pro forma information listed below available for broad dissemination.

The pro forma summary information presented below is not necessarily indicative of the results that actually would have occurred if the transactions described therein had been consummated at the beginning of the periods presented, and is not intended to be a projection of future results.

Certain statements included in this 8-K which are not statements of historical fact, including but not limited to those identified with the words "expect," "will" or "look" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry; inability to obtain necessary approvals for purchases or sale transactions or to complete the transactions; changes in the costs of programming; inability to grow through suitable acquisitions and other factors mentioned in other documents filed by Emmis with the Securities and Exchange Commission.

                        EMMIS COMMUNICATIONS CORPORATION

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The accompanying financial statements present our unaudited pro forma combined condensed balance sheet as of November 30, 2000 and our unaudited pro forma combined condensed statement of operations for the nine months ended November 30, 2000, for the year ended February 29, 2000 and our unaudited pro forma combined condensed statement of broadcast cash flow and EBITDA for the twelve months ended November 30, 2000.

     The unaudited pro forma combined condensed balance sheet as of November 30, 2000 is presented as if (i) we entered into our credit facility on November 30, 2000 and borrowed $1.08 billion thereunder, (ii) we used $912.0 million of the proceeds from the credit facility to refinance the existing credit facility, (iii) we used $98.8 million of the proceeds from the credit facility to fund the acquisition of KALC-FM from Salem Communications Corporation, which we refer to as the "Salem Acquisition," (iv) we used the remaining net cash proceeds from the credit facility to fund a portion of the Hearst Acquisition (described below), (v) an incurrence of new debt (the "New Debt Incurrence") took place on November 30, 2000 and approximately $87 million of the net proceeds were used to fund a portion of the $160 million purchase price of the probable acquisition of three radio stations in Phoenix from Hearst-Argyle Television, Inc., which we refer to as the "Hearst Acquisition," and (vi) we used approximately $105.0 million of the remaining net proceeds of the New Debt Incurrence to repay borrowings under the credit facility.

     The pro forma combined condensed statement of operations for the nine months ended November 30, 2000 and for the year ended February 29, 2000 and our unaudited pro forma combined condensed statement of broadcast cash flow and EBITDA for the twelve months ended November 30, 2000 are presented as if (i) the Salem Acquisition, (ii) the acquisition, which we refer to as the "Sinclair Acquisition," of six radio stations in St. Louis from Sinclair Broadcast Group, Inc. for $220 million in cash, (iii) the acquisition, which we refer to as the "Bonneville Acquisition," of a radio station in Los Angeles from Bonneville International Corporation in exchange for one of our radio stations in St. Louis and three of the radio stations we acquired in the Sinclair Acquisition, (iv) the acquisition, which we refer to as the "Lee Acquisition," of eight network-affiliated television stations from Lee Enterprises, Incorporated for $559.5 million in cash and the payment of $21.3 million in cash for working capital, (v) the acquisition, which we refer to as the "Clear Channel Acquisition," of one radio station in Phoenix and one radio station in Denver from a subsidiary of AMFM, Inc. for $108.0 million in cash, (vi) the Hearst Acquisition, (vii) the acquisition, which we refer to as the "Los Angeles Magazine Acquisition," of a magazine in Los Angeles from a subsidiary of the Walt Disney Company for $36.0 million in cash, (viii) the acquisition, which we refer to as the "Country Marketplace Acquisition," of a magazine from H&S Media, Inc. for $1.8 million in cash, (ix) the acquisition, which we refer to as the "Votionis Acquisition," of a 75% interest in Votionis, S.A. which operates two radio stations in Buenos Aires, Argentina for $13.3 million in cash, (x) the acquisition, which we refer to as the "WKCF Acquisition," of a television station in Orlando from Press Communications LLC for $197.1 million in cash,
(xi) the acquisition, which we refer to as the "Country Sampler Acquisition," of a magazine from Archdale Holding Company, Inc. for $21.0 million in cash, (xii) our public offerings of common stock and convertible preferred stock and our private placement of common stock to a subsidiary of Liberty Media Corporation, the combined total of which was $522.0 million and which we refer to as our "1999 Equity Transactions" and the subsequent application of $210.4 million of the net proceeds of our 1999 Equity Transactions to the Votionis Acquisition and the WKCF Acquisition, (xiii) the application of the remaining $311.6 million of the net proceeds from our 1999 Equity Transactions to the repayment of our senior debt, (xiv) the debt financing of the Sinclair Acquisition, the Bonneville Acquisition, the Lee Acquisition and the Salem Acquisition, (xv) the application of approximately $87 million of net proceeds from the New Debt Incurrence to the Hearst Acquisition, and (xvi) the application of approximately $105.0 million of the remaining net proceeds of the New Debt Incurrence to repay borrowings under the credit facility each had occurred at March 1, 1999 and carried forward.

     Preparation of the pro forma financial information was based on assumptions deemed appropriate by our management. The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operation for future periods. The pro forma information does not reflect any increased revenues, synergies or cost savings that we expect to realize from our recent acquisitions. The pro forma information should be read in conjunction with our audited historical financial statements filed as part of our amended annual report on Form 10-K/A for our fiscal year ended February 29, 2000 and our unaudited financial statements filed as part of our quarterly report on Form 10-Q for our fiscal quarter ended November 30, 2000.

                        EMMIS COMMUNICATIONS CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF NOVEMBER 30, 2000
                                 (IN THOUSANDS)

                                                       EMMIS          FINANCING            EMMIS
                                                     HISTORICAL   ACTIVITIES & OTHER     PRO FORMA
                                                     ----------   ------------------     ----------
CURRENT ASSETS:
  Cash and cash equivalents........................  $    4,639        $     --          $    4,639
  Accounts receivable, net.........................     112,972              --             112,972
  Prepaid expenses.................................      16,663              --              16,663
  Other............................................      20,154              --              20,154
                                                     ----------        --------          ----------
          Total current assets.....................     154,428              --             154,428
Property and equipment, net........................     241,803          13,000(2A)         254,803
Intangible assets, net.............................   1,891,069         247,200(2A)       2,138,269
Other assets, net..................................      82,371           2,968(2B)          85,339
                                                     ----------        --------          ----------
          Total assets.............................  $2,369,671        $263,168          $2,632,839
                                                     ==========        ========          ==========
CURRENT LIABILITIES:
  Accounts payable.................................  $   31,674        $     --          $   31,674
  Current portion of allocated other long-term
     debt..........................................       5,278              --               5,278
  Current portion of TV program rights payable.....      19,085              --              19,085
  Accrued salaries and commissions.................      14,302              --              14,302
  Accrued interest.................................      10,748              --              10,748
  Deferred revenue.................................      15,144              --              15,144
  Other............................................       8,993              --               8,993
                                                     ----------        --------          ----------
          Total current liabilities................     105,224              --             105,224
Credit facility and senior subordinated notes......   1,212,000          66,000(2C)       1,278,000
Senior discount notes..............................          --         200,000(2D)         200,000
TV program rights payable, net of current
  portion..........................................      76,570              --              76,570
Other long-term debt, net of current portion.......      12,919              --              12,919
Other noncurrent liabilities.......................       5,364              --               5,364
Deferred Income taxes..............................     129,999              --             129,999
                                                     ----------        --------          ----------
          Total liabilities........................   1,542,076         266,000           1,808,076
SHAREHOLDERS' EQUITY:
  Series A cumulative convertible preferred
     stock.........................................          29              --                  29
  Class A Common Stock.............................         417              --                 417
  Class B Common Stock.............................          52              --                  52
  Additional paid-in capital.......................     827,416              --             827,416
  Accumulated deficit..............................        (105)         (2,832)(2E)         (2,937)
  Accumulated other comprehensive loss.............        (214)             --                (214)
                                                     ----------        --------          ----------
          Total shareholders' equity (deficit).....     827,595          (2,832)            824,763
                                                     ----------        --------          ----------
          Total liabilities and shareholders'
            equity.................................  $2,369,671        $263,168          $2,632,839
                                                     ==========        ========          ==========

                        EMMIS COMMUNICATIONS CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED NOVEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                       PRO FORMA ADJUSTMENTS
                                                SIGNIFICANT    --------------------------------------
                                    EMMIS      ACQUISITIONS    ACQUISITION       OTHER ACQUISITIONS       EMMIS PRO
                                  HISTORICAL   AND OTHER(3A)   ADJUSTMENTS      AND RELATED FINANCING       FORMA
                                  ----------   -------------   -----------      ---------------------     ---------
Net revenues....................   $353,194       $89,280       $ (1,684)(3B)         $ 14,886(3G)        $ 455,676
  Operating expenses............    207,736        58,172         (2,300)(3C)            9,091(3G)          272,699
  International business
     development expenses.......      1,300            --             --                    --                1,300
  Corporate expenses............     11,635         1,035             --                    --               12,670
  Depreciation and
     amortization...............     49,595         7,866          8,833(3D)             6,029(3H)           72,323
  Noncash compensation..........      4,097            --             --                    --                4,097
  Corporate Restructuring fee
     and other..................      4,057            --             --                    --                4,057
  Time Brokerage Agreement
     Fee........................      4,784            --         (1,684)(3B)           (3,100)(3B)              --
                                   --------       -------       --------              --------            ---------
Operating Income................     69,990        22,207         (6,533)                2,866               88,533
                                   --------       -------       --------              --------            ---------
Other Income (Expense)
  Interest Expense..............    (41,303)       (5,979)       (33,643)(3E)          (25,800)(3I)        (106,725)
  Other Income (expense), net...     33,686           (30)            --                    --               33,656
                                   --------       -------       --------              --------            ---------
          Total other income
            (expense)...........     (7,617)       (6,009)       (33,643)              (25,800)             (73,069)
                                   --------       -------       --------              --------            ---------
Income before income taxes......     62,373        16,198        (40,176)              (22,934)              15,461
Tax Provision (Benefit).........     28,258         6,030        (15,141)(3F)           (8,715)(3F)          10,432
                                   --------       -------       --------              --------            ---------
Net Income (loss)...............     34,115        10,168        (25,035)              (14,219)               5,029
Less: Preferred Stock
  Dividends.....................      6,738            --             --                    --                6,738
                                   --------       -------       --------              --------            ---------
Net Income (loss) Available to
  Common........................   $ 27,377       $10,168       $(25,035)             $(14,219)           $  (1,709)
                                   ========       =======       ========              ========            =========
EPS (basic).....................   $   0.59                                                               $   (0.04)
                                   ========                                                               =========
EPS (diluted)...................   $   0.57                                                               $   (0.04)
                                   ========                                                               =========
Basic (weighted average shares
  outstanding)..................     46,746                                                                  46,746
                                   ========                                                               =========
Diluted (weighted average shares
  outstanding)..................     47,894                                                                  46,746
                                   ========                                                               =========
Broadcast Cash Flow(3J).........   $145,458                                                               $ 182,977
                                   ========                                                               =========
EBITDA(3K)......................   $132,523                                                               $ 169,007
                                   ========                                                               =========

                        EMMIS COMMUNICATIONS CORPORATION

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 29, 2000
                                 (IN THOUSANDS)

                                                                        PRO FORMA ADJUSTMENTS
                                                SIGNIFICANT    ---------------------------------------
                                    EMMIS      ACQUISITIONS    ACQUISITION      OTHER ACQUISITIONS AND       EMMIS
                                  HISTORICAL   AND OTHER(3A)   ADJUSTMENTS        RELATED FINANCING        PRO FORMA
                                  ----------   -------------   -----------      ----------------------     ---------
Net revenues....................   $325,265      $192,793       $     --               $ 27,791(3G)        $ 545,849
  Operating expenses............    199,818       138,556       $ (6,400)(3C)            17,763(3G)          349,737
  International business
     development expenses.......      1,558            --             --                     --                1,558
  Corporate expenses............     13,872         2,035             --                     --               15,907
  Depreciation and
     amortization...............     44,161        33,687         15,021(3D)              8,039(3H)          100,908
  Noncash compensation..........      7,357            --             --                     --                7,357
  Programming restructuring
     cost.......................        896            --             --                     --                  896
  Time brokerage agreement
     fee........................         --            --             --                     --                   --
                                   --------      --------       --------               --------            ---------
Operating income (loss).........     57,603        18,515         (8,621)                 1,989               69,486
                                   --------      --------       --------               --------            ---------
Other income (expense)
  Interest expense..............    (51,986)        6,289        (62,200)(3E)           (33,071)(3I)        (140,968)
  Other income (expense), net...      3,247        (2,857)            --                     --                  390
                                   --------      --------       --------               --------            ---------
          Total other income
            (expense)...........    (48,739)        3,432        (62,200)               (33,071)            (140,578)
                                   --------      --------       --------               --------            ---------
Income before income taxes......      8,864        21,947        (70,821)               (31,082)             (71,092)
Tax provision (benefit).........      6,875         8,470        (27,042)(3F)           (11,811)(3F)         (23,508)
                                   --------      --------       --------               --------            ---------
Income before extraordinary
  item..........................      1,989        13,477        (43,779)               (19,271)             (47,584)
Less: Preferred stock
  dividends.....................      3,144            --             --                     --                3,144
                                   --------      --------       --------               --------            ---------
Net income to common shareholder
  before extraordinary item.....   $ (1,155)     $ 13,477       $(43,779)              $(19,271)           $ (50,728)
                                   ========      ========       ========               ========            =========
EPS before extraordinary item
  (basic).......................   $  (0.03)                                                               $   (1.40)
                                   ========                                                                =========
EPS before extraordinary item
  (diluted).....................   $  (0.03)                                                               $   (1.40)
Basic (weighted average shares
  outstanding)..................     36,156                                                                   36,156
                                   ========                                                                =========
Diluted (weighted average shares
  outstanding)..................     36,156                                                                   36,156
                                   ========                                                                =========
Broadcast cash flow(3J).........   $125,447                                                                $ 196,112
                                   ========                                                                =========
EBITDA(3K)......................   $110,017                                                                $ 178,647
                                   ========                                                                =========

                        EMMIS COMMUNICATIONS CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
                         BROADCAST CASH FLOW AND EBITDA
                 FOR THE TWELVE MONTHS ENDED NOVEMBER 30, 2000
                                 (IN THOUSANDS)

                                                                         PRO FORMA ADJUSTMENTS
                                                  SIGNIFICANT    --------------------------------------
                                       EMMIS      ACQUISITIONS   ACQUISITION       OTHER ACQUISITIONS         EMMIS
                                     HISTORICAL    AND OTHER     ADJUSTMENTS      AND RELATED FINANCING     PRO FORMA
                                     ----------   ------------   -----------      ---------------------     ---------
Net revenues.......................   $433,321      $126,094       $(1,684)              $21,474            $579,205
  Operating expenses...............    262,261        87,549        (3,100)               13,416             360,126
Broadcast cash flow(3J)............   $171,060      $ 38,545       $ 1,416               $ 8,058            $219,079
                                      ========      ========       =======               =======            ========
  International business
     development expenses..........      1,810            --            --                    --               1,810
  Corporate expenses...............     15,290         1,544            --                    --              16,834
                                      --------      --------                                                --------
EBITDA(3K).........................   $153,960      $ 37,001       $ 1,416               $ 8,058            $200,435
                                      ========      ========       =======               =======            ========

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BASIS OF PRESENTATION

     We are a diversified media company with radio broadcasting, television broadcasting and magazine publishing operations. The accompanying combined condensed pro forma financial statements give effect to the following:

     - The New Debt Incurrence and the related application of net proceeds.

     - On January 17, 2001, we acquired radio station KALC-FM in Denver, Colorado from Salem Communications Corporation for $98.8 million in cash. We financed this acquisition with borrowings under our credit facility.

     - On December 29, 2000 (effective January 5, 2001) we entered into a $1.4 billion Fourth Amended and Restated Senior Credit Facility, which includes a provision allowing us to increase the commitment by $500.0 million under circumstances described in the credit facility. The Fourth Amended and Restated Revolving Credit and Term Loan Agreement replaced the October 2000 Third Amended and Restated Revolving Credit and Term Loan Agreement (the "Bridge Loan"). The proceeds of the Bridge Loan were used to fund the Sinclair and Lee acquisitions. The accompanying pro forma statement of operations for the nine months ended November 30, 2000 assume we entered the Fourth Amended and Restated Revolving Credit and Term Loan Agreement on March 1, 1999 and therefore excludes the amortization of deferred financing costs related to the Bridge Loan ($2,300).

     - On October 6, 2000, (effective October 1, 2000) we acquired from Sinclair Broadcast Group, Inc. certain assets of radio stations WIL-FM, WRTH-AM, WVRV-FM, KPNT-FM, KXOK-FM, and KIHT-FM in St. Louis, Missouri for a cash purchase price of $220.0 million. This acquisition was financed with borrowings under our credit facility.

     - On October 6, 2000, (effective October 1st) we acquired certain assets of radio station KZLA-FM from Bonneville International Corporation in exchange for three radio stations acquired from Sinclair (WIL-FM, WVRV-FM and WRTH-AM) and our existing radio station WKKX-FM. The acquired assets of KZLA-FM were recorded at $185 million based on the total fair value of the Sinclair radio stations ($143.0 million) and our station WKKX-FM ($42.0 million) exchanged for KZLA. The net book value of WKKX-FM was approximately $20.0 million.

     - On October 2, 2000, (effective October 1, 2000) we purchased eight network-affiliated and seven satellite television stations from Lee Enterprises, Incorporation for $559.5 million and the payment of $21.3 million for working capital. This transaction was financed through borrowings under our credit facility.

     - On August 24, 2000 we acquired the assets of radio stations KKFR-FM in Phoenix, Arizona and KXPK-FM in Denver, Colorado from a subsidiary of AMFM, Inc. for $108.0 million in cash. We financed the acquisition through borrowings under our credit facility.

     - On June 5, 2000, Emmis entered into an option agreement to acquire the assets of radio stations KTAR-AM, KMVP-AM and KKLT-FM in Phoenix, Arizona from Hearst-Argyle Television, Inc. for $160.0 million in cash. When Emmis signed the option agreement, Emmis made an escrow payment of $20.0 million, paid for with borrowings under its credit facility. This escrow payment will be used to offset the option price. Emmis began operating the radio stations on August 1, 2000 under a time brokerage agreement. Management expects to complete the transaction by the end of March 2001.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

       A portion of the net proceeds from the New Debt Incurrence and borrowings under our credit facility will be used to fund the remaining $140 million purchase price of Hearst.

     - On March 3, 2000 we acquired all of the outstanding capital stock of Los Angeles Magazines Holding Company, Inc. for $36.0 million in cash from a subsidiary of the Walt Disney Company. We financed the acquisition through borrowings under our credit facility.

     - On December 14, 1999 we completed our acquisition of substantially all of the assets of Country Marketplace and related publications from H&S Media, Inc. for approximately $1.8 million in cash. We financed the acquisition through borrowings under our credit facility.

     - On November 9, 1999, we completed our acquisition of 75% of the outstanding common stock of Votionis, S.A. ("Votionis"), which operates two radio stations in Buenos Aires, Argentina, for $13.3 million in cash plus liabilities recorded of $5.6 million. The purchase of Votionis was financed with proceeds from our 1999 Equity Transaction. Therefore, no pro forma adjustment related to debt or interest expense has been recorded for this transaction.

     - On October 29, 1999, we completed an acquisition of substantially all of the assets of television station WKCF in Orlando, Florida ("WKCF") from Press Communications, L.L.C. for approximately $197.1 million in cash. The purchase of WKCF was financed with proceeds from the 1999 Equity Transactions. Therefore, no pro forma adjustment related to debt or interest expense has been recorded for this transaction.

     - On October 29, 1999 we completed the sale of 7.984 million shares of our Class A common stock and 2.875 million shares of our 6.25% Series A cumulative convertible preferred stock and entered into a stock purchase agreement with Liberty Media Corporation pursuant to which we sold 5.4 million shares of our Class A common stock (the "1999 Equity Transactions"). The combined net proceeds from the 1999 Equity Transactions was $522 million.

     - On April 1, 1999 we completed our acquisition of substantially all of the assets of Country Sampler, Inc. for approximately $21.0 million in cash. We financed the acquisition through borrowings under our credit facility.

     All of the above acquisitions have been accounted for using the purchase method of accounting.

2. PRO FORMA ADJUSTMENTS TO COMBINED CONDENSED BALANCE SHEET

     (A) To reflect the estimated purchase price allocation of Hearst and Salem.

                                                            HEARST     SALEM
                                                            -------   -------
Broadcast equipment.......................................    8,000     5,000
Intangible assets.........................................  152,000    95,200
                                                            -------   -------
                                                            160,000   100,200
                                                            =======   =======

     (B) To reflect the reclassification to intangibles of $21,400 in deposits related to the Salem and Hearst acquisitions, offset by $16,368 in debt fees associated with the Fourth Amended and Restated Revolving Credit and Term Loan Agreement and $8,000 in debt fees associated with the New Debt Incurrence.

     (C) To reflect borrowings under the Fourth Amended and Restated Revolving Credit and Term Loan Agreement to purchase Salem, pay for a portion of Hearst, and pay deferred financing costs, less repayment of borrowings under the credit facility with $105 million of proceeds from the New Debt Incurrence.

     (D) To reflect the New Debt Incurrence.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (E) To reflect interest expense associated with holding the proceeds of the New Debt Incurrence, that will be used to repay a portion of our credit facility, in escrow for 120 days. This adjustment has been excluded from the accompanying pro forma statement of operations.

3. PRO FORMA ADJUSTMENTS TO COMBINED CONDENSED STATEMENTS OF OPERATIONS

     Certain reclassifications have been made to the historical results of the acquired businesses to conform to Emmis' pro forma financial presentation. These reclassifications had no effect on results of operations.

     (A) Emmis' February 28 fiscal year end differs from the September 30 or December 31 fiscal year ends of Lee, Sinclair and Bonneville. The historical results of the Lee television stations KOIN, KRQE, WSAZ, KSNW, KGMB, KGUN, KMTV and KSNT, the Sinclair radio stations, KPNT, KXOK, KIHT, WIL, WRTH and WVRV, and the Bonneville radio station KZLA for the twelve months ended December 31, 1999, are included in our pro forma statement of operations for the fiscal year ended February 29, 2000. The historical results of Lee and Sinclair for the period March 1 through September 30 are included in our pro forma statement of operations for the nine months ended November 30, 2000. These acquisitions were effective October 1, and are included in our historical results thereafter. The historical results of Bonneville for the period March 1 through August 1, 2000 are included in our pro forma statement of operations for the nine months ended November 30, 2000. Beginning August 1, 2000 we operated KZLA under a Time Brokerage Agreement and recorded the stations operating results in our historical financial statements.

                             PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)

                                                                             ELIMINATE                    SIGNIFICANT
NINE MONTHS ENDED                 LEE          SINCLAIR      BONNEVILLE      STATIONS      ACQUISITIONS   ACQUISITIONS
NOVEMBER 30, 2000             (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   EXCHANGED(AA)    OTHER(AB)      AND OTHER
-----------------             ------------   ------------   ------------   -------------   ------------   ------------
Net revenues................    $71,117        $17,351        $ 8,100        $(13,259)       $ 5,971        $89,280
Operating expenses..........     48,346          8,628          4,513          (7,312)         3,997         58,172
International business
  development expenses......         --             --             --              --             --             --
Corporate expenses..........        759            357            108            (189)            --          1,035
Depreciation and
  amortization..............      6,899          2,720          2,530          (2,011)        (2,272)         7,866
Noncash compensation........         --             --             --              --             --             --
Programming restructuring
  cost......................         --             --             --              --             --             --
Time brokerage agreement
  fee.......................         --             --             --              --             --             --
                                -------        -------        -------        --------        -------        -------
Operating income (loss).....     15,113          5,646            949          (3,747)         4,246         22,207
                                -------        -------        -------        --------        -------        -------
Interest expense............         --         (3,922)            --           2,072         (4,129)        (5,979)
Other income (expense),
  net.......................         --            (70)            --              40             --            (30)
                                -------        -------        -------        --------        -------        -------
Total other income
  (expense).................         --         (3,992)            --           2,112         (4,129)        (6,009)
                                -------        -------        -------        --------        -------        -------
Income (loss) before income
  taxes.....................     15,113          1,654            949          (1,635)           117         16,198
Tax provision/(benefit).....      6,252            505          1,296            (642)        (1,381)         6,030
                                -------        -------        -------        --------        -------        -------
Income (loss) before
  extraordinary item........    $ 8,861        $ 1,149        $  (347)       $   (993)       $ 1,498        $10,168
                                =======        =======        =======        ========        =======        =======

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                             PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)

                                                                          ELIMINATE                      SIGNIFICANT
TWELVE MONTHS ENDED            LEE          SINCLAIR      BONNEVILLE      STATIONS      ACQUISITIONS    ACQUISITIONS
FEBRUARY, 2000             (HISTORICAL)   (HISTORICAL)   (HISTORICAL)   EXCHANGED(AA)    OTHER(AB)      AND OTHER(A)
-------------------        ------------   ------------   ------------   -------------   ------------   ---------------
Net revenues.............    $116,139       $26,040        $14,779        $(22,141)       $57,976         $192,793
Operating expenses.......      86,277        14,551          8,341         (13,801)        43,188          138,556
International business
  development expenses...          --            --             --              --             --               --
Corporate expenses.......       1,557           755            189            (466)            --            2,035
Depreciation and
  amortization...........      12,169         4,226          4,354          (3,231)        16,169           33,687
Noncash compensation.....          --            --             --              --             --               --
Programming restructuring
  cost...................          --            --             --              --             --               --
Time brokerage agreement
  fee....................          --            --             --              --             --               --
                             --------       -------        -------        --------        -------         --------
Operating income(loss)...      16,136         6,508          1,895          (4,643)        (1,381)          18,515
                             --------       -------        -------        --------        -------         --------
Interest expense.........          --        (6,173)            --           3,586          8,876            6,289
Other income (expense),
  net....................          --             1             --               6         (2,864)          (2,857)
                             --------       -------        -------        --------        -------         --------
Total other income
  (expense)..............          --        (6,172)            --           3,592          6,012            3,432
                             --------       -------        -------        --------        -------         --------
Income before income
  taxes..................      16,136           336          1,895          (1,051)         4,631           21,947
Tax
  provision/(benefit)....       6,952           186          2,303            (454)          (517)           8,470
                             --------       -------        -------        --------        -------         --------
Income before
  extraordinary item.....    $  9,184       $   150        $  (408)       $   (597)       $ 5,148         $ 13,477
                             ========       =======        =======        ========        =======         ========

     (Aa) Pro forma adjustment to reflect the elimination of the historical results of the Sinclair radio stations WIL, WRTH, and WVRV and our radio station WKKX, which were exchanged for Bonneville radio station KZLA.

     (Ab) Pro forma adjustment to reflect the operating results of Clear Channel, LA Magazine, Country Marketplace, Votionis, WKCF and Country Sampler for the periods prior to their respective acquisitions by us. The pro forma adjustments also reflect the reduction in interest expense related to the repayment of $311.6 million of the credit facility with proceeds from the 1999 Equity Transactions.

     (B) To eliminate Time Brokerage Agreement Fees related to Bonneville, Hearst and Salem, and Time Brokerage Agreement revenue related to Bonneville.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (C) Pro forma adjustment to reflect the decrease in amortization expense related to television program rights as a result of recording television program rights at acquisition value.

                                                              FOR THE NINE MONTHS   FOR THE YEAR
                                                                     ENDED             ENDED
                                                                 NOVEMBER 30,       FEBRUARY 29,
                                                                     2000               2000
                                                              -------------------   ------------
Lee.........................................................        $2,300             $3,100
WKCF........................................................            --              3,300
                                                                    ------             ------
                                                                    $2,300             $6,400
                                                                    ======             ======

     (D) Pro forma adjustment to reflect the increase in depreciation and amortization expense as a result of recording property, plant and equipment and intangible assets at acquisition value.

                                                              FOR THE NINE MONTHS   FOR THE YEAR
                                                                     ENDED             ENDED
                                                                 NOVEMBER 30,       FEBRUARY 29,
                                                                     2000               2000
                                                              -------------------   ------------
Lee.........................................................        $8,133            $13,601
Bonneville..................................................           409                684
Sinclair....................................................           291                736
                                                                    ------            -------
                                                                    $8,833            $15,021
                                                                    ======            =======

     (E) Pro forma adjustment to reflect the interest expense associated with $800.8 million borrowed under our credit facility to finance the Lee Acquisition and the Sinclair Acquisition.

                                                              FOR THE NINE MONTHS   FOR THE YEAR
                                                                     ENDED             ENDED
                                                                 NOVEMBER 30,       FEBRUARY 29,
                                                                     2000               2000
                                                              -------------------   ------------
$800,800 borrowed, interest at approximately 8.09% per annum
  based on the terms of our credit facility.................        $37,793           $64,787
Historical interest expense.................................         (4,150)           (2,587)
                                                                    -------           -------
Pro Forma Adjustment........................................        $33,643           $62,200
                                                                    =======           =======

     The elimination of historical interest expense for the nine months ended November 30, 2000 includes the $2,300 of amortization of deferred financing costs related to a temporary amendment of our credit facility.

     If the interest rate on our variable debt were to increase by 0.125%, our pro forma interest expense would have been higher by approximately $1.2 million and $0.9 million for the year ended February 29, 2000 and the nine months ended November 30, 2000, respectively.

     (F) To adjust income taxes based on combined federal and state statutory rate of 38%.

     (G) To reflect the historical operating results of Hearst and Salem.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                            NET BROADCASTING REVENUE

                                                              FOR THE NINE MONTHS   FOR THE YEAR
                                                                     ENDED             ENDED
                                                                 NOVEMBER 30,       FEBRUARY 29,
                                                                     2000               2000
                                                              -------------------   ------------
Hearst......................................................         7,804             17,737
Salem.......................................................         7,082             10,054
                                                                    ------             ------
                                                                    14,886             27,791
                                                                    ======             ======

                         BROADCASTING OPERATING EXPENSE

                                                              FOR THE NINE MONTHS   FOR THE YEAR
                                                                     ENDED             ENDED
                                                                 NOVEMBER 30,       FEBRUARY 29,
                                                                     2000               2000
                                                              -------------------   ------------
Hearst......................................................         5,444             12,331
Salem.......................................................         3,647              5,432
                                                                     -----             ------
                                                                     9,091             17,763
                                                                     =====             ======

     (H) To reflect pro forma depreciation of property and equipment and amortization of intangibles resulting from the estimated purchase price allocations of Hearst and Salem.

                                                              FOR THE NINE MONTHS   FOR THE YEAR
                                                                     ENDED             ENDED
                                                                 NOVEMBER 30,       FEBRUARY 29,
                                                                     2000               2000
                                                              -------------------   ------------
Hearst......................................................        $3,707             $4,943
Salem.......................................................         2,322              3,096
                                                                    ------             ------
                                                                    $6,029             $8,039
                                                                    ======             ======

     (I) To reflect pro forma interest expense on our credit facility and the New Debt Incurrence related to Hearst and Salem.

                                                              FOR THE NINE MONTHS   FOR THE YEAR
                                                                     ENDED             ENDED
                                                                 NOVEMBER 30,       FEBRUARY 29,
                                                                     2000               2000
                                                              -------------------   ------------
Credit Facility.............................................        $ 3,823           $ 5,097
The New Debt Incurrence.....................................         19,934            25,250
Amortization of Deferred Financing Costs related to our
  credit facility and the New Debt Incurrence...............          2,043             2,724
                                                                    -------           -------
                                                                    $25,800           $33,071
                                                                    =======           =======

     (J) Defined as net revenues less operating expenses.

     (K) Defined as broadcast cash flow less international business development expenses and corporate expenses.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        EMMIS COMMUNICATIONS CORPORATION

                                        BY:   /S/ WALTER Z. BERGER
                                             -------------------------------
                                        Name:     Walter Z. Berger
                                        Title:    Executive Vice President,
                                        Chief Financial Officer and Treasurer
                                          (Authorized Corporate Officer)
                                        Dated: March 12, 2001